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As filed with the Securities and Exchange Commission on February 10, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Huntsman Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2800 (Primary Standard Industrial Classification Code Number)	42-1648585 (I.R.S. Employer Identification Number)
500 Huntsman Way Salt Lake City, UT 84108 (801) 584-5700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Samuel D. Scruggs
Executive Vice President, General Counsel and Secretary
Huntsman Corporation
500 Huntsman Way
Salt Lake City, UT 84108
(801) 584-5700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

Copies to:
Jeffery B. Floyd Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, TX 77002 (713) 758-2222	Gregory A. Fernicola Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-120749

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value	$125,000,000	$14,713

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act. Includes proceeds from the sale of shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
The proposed maximum offering price of each security will be determined by the registrant in connection with, and at the time of, the issuance of the securities.

(3)
The registrant previously registered an aggregate of $1,472,784,166 of common stock on its Registration Statement on Form S-1 (File No. 333-120749), for which filing a fee of $185,471 was paid.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Huntsman Corporation, a Delaware corporation (the "Registrant"), is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the initial public offering of the Registrant's common stock contemplated by the Registration Statement of Form S-1 (File No. 333-120749), as amended (the "Prior Registration Statement"), which was originally filed by the Registrant with the Securities and Exchange Commission (the "Commission") on November 24, 2004 and declared effective by the Commission on February 10, 2005.

        The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.

        The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits:

Number	Description
5.1	Opinion of Vinson & Elkins L.L.P. as to the validity of the shares being registered
23.1	Consent of Deloitte & Touche LLP (Houston, Texas)
23.2	Consent of Deloitte & Touche LLP (Salt Lake City, Utah)
23.3	Consent of Deloitte S.A.
23.4	Consent of Vinson & Elkins L.L.P. (contained in the opinion filed as Exhibit 5.1 hereto)
24.1	Powers of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-120749) and incorporated by reference herein.)
  (b)
  Financial Statement Schedules:

      Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of February 2005.

HUNTSMAN CORPORATION
By	/s/ SAMUEL D. SCRUGGS
Samuel D. Scruggs Executive Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 10th day of February 2005.

Signature	Title

* Jon M. Huntsman	Chairman of the Board of Directors and Director
* Peter R. Huntsman	President, Chief Executive Officer and Director (Principal Executive Officer)
* J. Kimo Esplin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* L. Russell Healy	Vice President and Controller (Principal Accounting Officer)
* David J. Matlin	Director
* Richard Michaelson	Director
* Christopher R. Pechock	Director
*By:	/s/ SAMUEL D. SCRUGGS Samuel D. Scruggs Attorney-in-fact

EXHIBIT INDEX

Number	Description
5.1	Opinion of Vinson & Elkins L.L.P. as to the validity of the shares being registered
23.1	Consent of Deloitte & Touche LLP (Houston, Texas)
23.2	Consent of Deloitte & Touche LLP (Salt Lake City, Utah)
23.3	Consent of Deloitte S.A.
23.4	Consent of Vinson & Elkins L.L.P. (contained in the opinion filed as Exhibit 5.1 hereto)
24.1	Powers of Attorney (Filed as Exhibit 24.1 to Registration Statement on Form S-1 (File No. 333-120749) and incorporated by reference herein.)

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX